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                                                                    Exhibit (j)



                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the use of our report dated January 30, 1998 on the financial statements and financial highlights of American National Growth Fund, Inc.
Such financial statements and financial highlights appear in the 1997 Annual Report to Shareholders which appears in the Statement of Additional Information filed in the Post-Effective Amendment No. 94 to the Registration Statement on
Form N-1A of American National Growth Fund, Inc.   We also consent to the
references to our Firm in the Registration Statement and Prospectus.




                                                            TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
DECEMBER 21, 1998